UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2005

CCC Information Services Group Inc.

(Exact name of registrant as specified in its chapter)

Delaware	000 - 28600	54-1242469

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

World Trade Center Chicago
444 Merchandise Mart
Chicago, Illinois 60654

(Address of Principal Executive Offices)

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312-222-4636

(Registrant's telephone number, including area code)

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Item 1.01.  Entry Into a Material Definitive Agreement

CCC Information Services Group Inc. (the "Company") hereby files the following forms of agreements to be used to evidence certain stock option or restricted stock grants made to executive officers or non-employee directors pursuant to the Company's 2000 Stock Incentive Plan (2004 Restatement), as amended from time to time (the "Plan"). This Plan and all amendments thereto have been filed as exhibits to the Company's periodic reports on Forms 10-K or 10-Q.

The forms of stock option and restricted stock agreements are attached hereto as Exhibits 10.1 through 10.5, and they contain all of the material terms and conditions of these stock option and restricted stock grants, other than the date of grant, the grantee's name, the number of options or shares subject to the grant and, in the case of options, the exercise price per share. From time to time, the Company may make other awards on terms different than those in the form agreements attached hereto.

Item 9.01.  Financial Statements and Exhibits

(c)   Exhibits

Exhibit Number	Description
10.1	Form of Stock Option Agreement (Time Vested) for grants under the 2000 Stock Incentive Plan (2004 Restatement), as amended
10.2	Form of Restricted Stock Agreement (Time Vested) for grants to directors under the 2000 Stock Incentive Plan (2004 Restatement), as amended
10.3	Form of Restricted Stock Agreement (Time Vested) for grants to eligible grantees (other than directors) under the 2000 Stock Incentive Plan (2004 Restatement), as amended
10.4	Form of Restricted Share Agreement (Performance Vested Based on Earnings Per Share) for grants under the 2000 Stock Incentive Plan (2004 Restatement), as amended
10.5	Form of Restricted Share Agreement (Performance Vested Based on Stock Price) for grants under the 2000 Stock Incentive Plan (2004 Restatement), as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCC INFORMATION SERVICES GROUP INC.

Date: March 2, 2005	By:	/s/ Robert S. Guttman

Robert S. Guttman
Senior Vice President, General Counsel & Secretary